EXHIBIT 4.1

                               NOVOSTE CORPORATION
                                STOCK OPTION PLAN

                  As Amended February 12, 1996 and March 29, 1996

     1. PURPOSE. This Stock Option Plan ("Plan") is established to provide incentives for selected persons to promote the financial success and progress of Novoste Corporation (the "Company") by granting such persons options to purchase shares of stock of the Company.

     2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the affirmative vote at a meeting of the holders of a majority of the outstanding shares of the Company within twelve months after the date this Plan is adopted by the Board.

     3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOS") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) nonqualified stock options ("NQSOS"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company.

     4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 2,500,000 Shares. Such number of Shares shall be subject to adjustment as provided in this Plan. If any Option is terminated in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     5. ADMINISTRATION. This Plan shall be administered by the Stock Option and Compensation Committee of the Board appointed to administer this Plan (the "Committee"). The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

     The Board of Directors shall appoint the Committee from among its members. The Committee shall be composed of two or more Directors who shall be "disinterested persons" as defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as

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amended. The Committee shall have and may exercise any and all of the powers relating to the administration of this Plan and the grant of Options hereunder as are set forth herein. The Board of Directors shall have the power to fill vacancies in, to change the mermbership of, or to discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of such Committee shall continue a quorum and such majority shall determine its action. Any action may be taken without a meeting by written consent of all the members of the Committee. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

     6. ELIGIBILITY. Options may be granted only to such employees, officers, directors, consultants and independent contractors of the Company (as defined below) as the Committee shall select from time to time in its sole discretion ("Optionees"), provided that only employees of the Company or a Parent or Subsidiary of the Company shall be eligible to receive ISOs. An Optionee may be granted more than one Option under this Plan. As used in this Plan, the following terms shall have the following meanings:

          (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

     7. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares for which the Option shall be granted, the exercise price of the Option, the periods during which the Option


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may be exercised, and all other terms and conditions of the Option, subject to the following terms and conditions:

          (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          (b) Exercise Price. The exercise price of an Option shall not be less that the fair market value in the case of an ISO, or 85% of the fair market value in the case of an NQSO, of the Shares at the time that the Option is granted. For purposes of this Plan, the "fair market value" of the Shares shall be deemed to be, if the Shares are traded on The Nasdaq Stock Market, National Market or a national securities exchange, the closing sales price of the Shares on The Nasdaq Stock Market, National Market or such national securities exchange on the business day immediately preceding the day as of which the determination is being made or on the next preceding day on which the Shares were traded if no Shares were traded on such day.

          (c) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten years from the date the Option is granted; provided further that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the ISO is granted; provided, further, that no Option granted to an executive officer, director or shareholder of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 shall be exercisable in whole or any part during the first six months after the grant thereof.

          (d) Limitations on ISOs. The aggregate fair market value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

          (e) Limitations on ISOs and NQSOs. Notwithstanding anything herein, the maximum aggregate number of Shares with respect to which Options, whether ISOs or NQSOs, may be granted to any person or entity eligible therefor under the Plan within any one (1) calendar year is 50,000 Shares.

          (f) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant


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representing the Option shall be delivered to the Options within a reasonable time after the granting of the Option.

          (g) NQSOs for Outside Directors. Immediately following the election, re-election or appointment of any director of the Company who is not then a full-time employee of the Company ("Outside Director") (unless the appointment occurs during the final six (6) months of the three-year term of the class of directors in which such Outside Director is a member, in which event such Outside Director shall not receive any Option under this provision until such Outside Director is elected by the shareholders), the Committee shall grant to such Outside Director a NQSO to purchase the number of Shares set forth below at an exercise price equal to the fair market value of the Shares on the date of grant, each such Option to be for a term of five (5) years from the date of grant; provided, however, that such Option shall terminate six (6) months after such Outside Director ceases to serve as a director of the Company for any reason. The number of Shares to be subject to a NQSO granted to an Outside Director shall be (i) in the case of an Outside Director elected to re-elected at an Annual Meeting of Shareholders, 5,000, and (ii) in the case of an Outside Director elected or appointed at any time other than at the Annual Meeting of Shareholders, such number that is equal to the product of (X) 5,000 multiplied by (Y) a fraction, the numerator of which shall be the difference between 1,095 and the number of calendar days that have elapsed between the date of the most recent Annual Meeting of Shareholders at which the class of directors of which such Outside Director constitutes a member was elected, and the date of election or appointment of such Outside Director (up to a maximum of 915 elapsed calendar days), and the denominator of which shall be 1,095. In the case of a NQSO granted pursuant to clause (i) of the preceding sentence, one-third of the NQSO shall become first exercisable at the rate of one-third of the total number of Shares subject to the NQSO on each of the second and third anniversaries of the date of grant. In the case of a NQSO granted pursuant to clause (ii) of the such sentence, if the NQSO is granted: (I) within one (1) year after the Annual Meeting of Shareholders referred to in such clause (ii), the NQSO shall be exercisable in the same manner as a NQSO granted pursuant to clause (i) of the preceding sentence except that the final one-third of the NQSO shall become exercisable at the next Annual Meeting of Shareholders at which the class of directors of which the holder of the NQSO is a member, is subject to election (the "Reelection Meeting"); (II) within two (2) years after the Annual Meeting of Shareholders referred to in such clause (ii), one-half of the NQSO shall become first exercisable one (1) year from the date of grant and the other half shall become exercisable on the date of the Reelection Meeting; and (III) at any time two (2) years or more after the Annual Meeting of Shareholders referred to in such clause (ii), the entire NQSO shall become first exercisable on the date of the Reelection Meeting.


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     8. EXERCISE OF OPTIONS.

          (a) Notice. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          (b) Payment. Payment for the Shares may be made (i) in cash, (ii) by surrender of shares of common stock of the Company having a fair market value equal to the exercise price of the Option; or (iii) by any combination of the foregoing where approved by the Committee in its sole discretion.

          (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

          (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

               (i) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               (ii) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the Option for the full number of Shares as to which the Option is then exercisable.

     9. NONTRANSFERABLILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of the descent and distribution or pursuant to a qualified domestic relations order. Should an Optionee die, become disabled, retire or cease to be employed by or associated with the Company for any other reason, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by or associated with the Company except that should an Optionee die the time during which the Option may be exercised shall be extended six months. In all other cases the Committee, in its discretion, may extend the time during which the Option may be exercised (other than Options granted pursuant to Section 7(g)); however, the


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maximum period that may be allowed shall be six months. During any such extension of the expiration date by the Committee, the Option may be exercised only for the number of shares for which it could have been exercised on such termination date, subject to any adjustment under Section 11 herein.

     10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

     11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options (and Options granted or to be granted under such Section 7(g)) and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

     12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment at any time, with or without cause.

     13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the Securities Act of 1933 or with the registration or qualification requirement of any state securities laws or stock exchange.

     14. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase any Shares that an Optionee (or a subsequent transferee) may propose to transfer to


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a third party and (b) a right to repurchase any or all Shares held by an
Optionee upon the Optionee's termination of employment or service with the Company or a Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at
(i) the Optionee's original purchase price, (ii) the fair market value of such Shares as determined by the Committee in good faith or (iii) a price determined by a formula or other provision set forth in the Grant.

     15. ASSUMPTION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction in which 100% of the then outstanding voting stock is sold or otherwise transferred or the sale of substantially all of the assets of the Company, all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger, sale of stock or sale of assets at such times and on such conditions as the Committee shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options. The aggregate fair market value (determined at the time an Option is granted) of ISOs which first become exercisable in the year of such dissolution, liquidation, merger, sale of stock or sale of assets cannot exceed $100,000. Any remaining accelerated options shall be NQSOs.

     16. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that the Committee shall not, without the approval of the shareholders of the Company, increase the total number of Shares available for the grant of Options under this Plan (except by operation of the provisions of this Plan) or change the class of persons eligible to receive Options; provided, further, that Section 7(g) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

     17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors.

     18. APPLICABLE LAW. The validity, interpretation and enforcement of this Plan shall be governed in all respects by the laws of the State of Florida and the United States of America.


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                           [TO BE TYPED ON LETTERHEAD
                            OF NOVOSTE CORPORATION]


                               Novoste Coporation

                          INCENTIVE STOCK OPTION AWARD


                      Date of Grant           [DATE]

                      Recipient               [NAME]

                      Number of Shares        [NUMBER]

                      Purchase Price
                        per Share             [PRICE]

                      Total Purchase
                        Price                 [NUMBER] x [PRICE]

Dear [NAME]:

We are pleased to inform you that, as a key employee of Novoste Corporation, you are hereby granted an option to purchase shares of Novoste Common Stock, par value $.01 per share, in the amount and at the price per share stated above. This option is granted pursuant to the Novost Corporation Amended and Restated Stock Option plan, a copy of which is attached. This option is exercisable for a period of ten years from the date of the grant as stated above.

The right to exercise your option will vest per the following schedule:

From the date of the        No part of the option grant shall vest
grant for one year

More than one but less      25% of the option grant shall vest
than two years after
the date of the grant

More than two but less      50% of the option grant shall vest
than three years after
the date of the grant

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More than three but         75% of the option grant shall vest
less than four years
after the date of the
grant

More than four years        100% of the option grant shall vest
after the date of the
grant

You may purchase all shares that are vested at any time prior to the expiration of the option by delivering full payment to the Corporate Secretary. You may purchase all or part of the shares which are vested; however, you may not make partial purchases in increments of less than 100 shares.

This option cannot be transferred otherwise than by will or the laws of descent or distribution and only you may exercise such option during your lifetime.

Sincerely,



Thomas D. Weldon
President and CEO